Exhibit 10.1

SERVICES AGREEMENT

BY AND BETWEEN

AGILENT TECHNOLOGIES, INC.

AND

KEYSIGHT TECHNOLOGIES, INC.

DATED AS OF AUGUST 1, 2014

TABLE OF CONTENTS

		Page

ARTICLE I
DEFINITIONS

ARTICLE II
SERVICES, DURATION AND SERVICES MANAGERS

Section 2.01.	Services	3
Section 2.02.	Duration of Services	3
Section 2.03.	Additional Services and Service Increases	3
Section 2.04.	New Services	4
Section 2.05.	Services Not Included	5
Section 2.06.	Services Managers	5
Section 2.07.	Personnel	6

ARTICLE III
ADDITIONAL ARRANGEMENTS

Section 3.01.	Computer-Based and Other Resources	7
Section 3.02.	Access to Facilities	7
Section 3.03.	Cooperation	7
Section 3.04.	Data Protection	8

ARTICLE IV
COSTS AND DISBURSEMENTS

Section 4.01.	Costs and Disbursements	8
Section 4.02.	Tax Matters	9
Section 4.03.	No Right to Set-Off	10

ARTICLE V
STANDARD FOR SERVICE

Section 5.01.	Standard for Service	10
Section 5.02.	Disclaimer of Warranties	11
Section 5.03.	Compliance with Laws and Regulations	11

ARTICLE VI
LIMITED LIABILITY AND INDEMNIFICATION

Section 6.01.	Consequential and Other Damages	11
Section 6.02.	Limitation of Liability	12
Section 6.03.	Obligation to Re-perform; Liabilities	12
Section 6.04.	Release and Recipient Indemnity	12
Section 6.05.	Provider Indemnity	12

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SCHEDULE A-1:	Agilent Short-Term Services	A-1-1
SCHEDULE A-2:	Agilent Long-Term Services	A-2-1
SCHEDULE B-1:	Keysight Short-Term Services	B-1-1
SCHEDULE B-2:	Keysight Long-Term Services	B-2-1
EXHIBIT I:	Services Managers	I-1

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SERVICES AGREEMENT

This SERVICES AGREEMENT, dated as of August 1, 2014 and effective as of the Distribution Date (this “Agreement”), is by and between Agilent Technologies, Inc., a Delaware corporation (“Agilent”), and Keysight Technologies, Inc., a Delaware corporation (“Keysight”).  Unless otherwise defined in this Agreement, all capitalized terms used in this Agreement shall have the meaning set forth in the Separation and Distribution Agreement, dated as of the date hereof, by and between Agilent and Keysight (as amended, modified or supplemented from time to time in accordance with its terms, the “Separation Agreement”).

RECITALS

WHEREAS, the board of directors of Agilent has determined that it is in the best interests of Agilent and its shareholders to create a new publicly traded company to operate the business of Keysight;

WHEREAS, Agilent and Keysight have entered into the Separation Agreement;

WHEREAS, in order to facilitate and provide for an orderly transition under the Separation Agreement, the Parties (as defined herein) desire to enter into this Agreement to set forth the terms and conditions pursuant to which each of the Parties shall provide to the other the applicable Services (as defined herein); and

WHEREAS, the Separation Agreement requires execution and delivery of this Agreement by Agilent and Keysight on or prior to the Distribution.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

The following capitalized terms used in this Agreement shall have the meanings set forth below:

“Additional Services” shall have the meaning set forth in Section 2.03(a).

“Agilent” shall have the meaning set forth in the Preamble.

“Agilent Business” shall mean the businesses and operations of Agilent other than the Keysight Business.

“Agilent Local Service Manager” shall have the meaning set forth in Section 2.06(a).

“Agilent Services” shall have the meaning set forth in Section 2.01.

“Agilent Services Manager” shall have the meaning set forth in Section 2.06(a).

“Agreement” shall have the meaning set forth in the Preamble.

“Business Entity” means any corporation, general or limited partnership, trust, joint venture, unincorporated organization, limited liability entity or other entity.

“Change of Control” means, with respect to a Party, the occurrence after the Effective Time of any of the following:  (a) the sale, conveyance or disposition, in one or a series of related transactions, of all or substantially all of the assets of such Party to a third party that is not an Affiliate of such Party prior to such transaction or the first of such related transactions; (b) the consolidation, merger or other business combination of a Party into any other Business Entity, immediately following which the then-current stockholders of the Party, as such, fail to own in the aggregate the Majority Voting Power of the surviving Party in such consolidation, merger or business combination or of its ultimate publicly traded parent Business Entity; (c) a transaction or series of transactions in which any Person or “group” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) acquires the Majority Voting Power of such Party (other than (i) a reincorporation or similar corporate transaction in which each of such Party’s stockholders own, immediately thereafter, interests in the new parent company in substantially the same percentage as such stockholder owned in such Party immediately prior to such transaction, or (ii) in connection with a transaction described in clause (b), which shall be governed by clause (b)); or (d) a majority of the board of directors of such Party ceasing to consist of individuals who have become directors as a result of being nominated or elected by a majority of such Party’s directors.

“Confidential Information” shall have the meaning set forth in Section 8.03(a).

“Interest Payment” shall have the meaning set forth in Section 4.01(d).

“Keysight” shall have the meaning set forth in the Preamble.

“Keysight Business” shall have the meaning set forth in the Separation Agreement.

“Keysight Services” shall have the meaning set forth in Section 2.01.

“Keysight Services Manager” shall have the meaning set forth in Section 2.06(b).

“Majority Voting Power” means a majority of the voting power in the election of directors of all outstanding voting securities of the resulting Business Entity or of a Party.

“New Services” shall have the meaning set forth in Section 2.04(a).

“Party” shall mean Agilent and Keysight individually, and “Parties” shall mean Agilent and Keysight collectively, and, in each case, their permitted successors and assigns.

“Provider” shall mean the Party or its Subsidiary or Affiliate providing a Service under this Agreement.

“Provider Indemnified Party” shall have the meaning set forth in Section 6.04.

“Recipient” shall mean the Party or its Subsidiary or Affiliate to whom a Service under this Agreement is being provided.

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“Recipient Indemnified Party” shall have the meaning set forth in Section 6.05.

“Schedule(s)” shall have the meaning set forth in Section 2.02.

“Separation Agreement” shall have the meaning set forth in the Preamble.

“Service Charge(s)” shall have the meaning set forth in Section 4.01(a).

“Service Extension” shall have the meaning set forth in Section 7.01(c).

“Service Increases” shall have the meaning set forth in Section 2.03(b).

“Services” shall have the meaning set forth in Section 2.01(a).

“Taxes” shall have the meaning set forth in the Tax Matters Agreement.

“Tax Law” shall have the meaning set forth in the Tax Matters Agreement.

“Termination Charges” shall have the meaning set forth in Section 7.01(b)(i)(A).

“Transaction Taxes” shall have the meaning set forth in Section 4.02(a).

“VAT” shall have the meaning set forth in Section 4.02(a).

ARTICLE II
SERVICES, DURATION AND SERVICES MANAGERS

Section 2.01.         Services.  Subject to the terms and conditions of this Agreement, (a) Agilent shall provide or cause to be provided to Keysight the services listed on Schedule A-1 and Schedule A-2 to this Agreement (collectively, the “Agilent Services”) and (b) Keysight shall provide or cause to be provided to Agilent the services listed on Schedule B-1 and Schedule B-2 to this Agreement (collectively, the “Keysight Services,” and, collectively with the Agilent Services, any Additional Services, any Service Increases and any New Services, the “Services”).  All Services shall be for the sole use and benefit of the respective Recipient and its respective Party.  Notwithstanding anything to the contrary herein, any Collaborations (as defined in the Collaboration Agreement) set forth in the Collaboration Agreement shall not be and may not be considered Services hereunder (including Additional Services or New Services hereunder).

Section 2.02.         Duration of Services.  Subject to the terms of this Agreement, each of Agilent and Keysight shall provide or cause to be provided to the respective Recipients each Service until the earlier to occur of, with respect to each such Service, (a) the expiration of the term for such Service (or, subject to the terms of Section 7.01(c), the expiration of any Service Extension) as set forth on Schedule A-1 or A-2 or Schedule B-1 or B-2 (each a “Schedule,” and collectively, the “Schedules”) or (b) the date on which such Service is terminated under Section 7.01(b).

Section 2.03.         Additional Services and Service Increases.  (a) If, after the Distribution Date and during the term hereof, either Party (i) identifies a service that (x) the Agilent Group

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provided to the Keysight Group prior to the Distribution Date that Keysight reasonably needs in order for the Keysight Business to continue to operate in substantially the same manner in which the Keysight Business operated prior to the Distribution Date, and such service was not included on Schedule A-1 or A-2 (other than because the Parties agreed in writing that such service shall not be provided), or (y) the Keysight Group provided to the Agilent Group prior to the Distribution Date that Agilent reasonably needs in order for the Agilent Business to continue to operate in substantially the same manner in which the Agilent Business operated prior to the Distribution Date, and such service was not included on Schedule B-1 or B-2 (other than because the Parties agreed in writing that such service shall not be provided), and (ii) provides written notice to the other Party requesting such additional services, then such other Party shall negotiate in good faith to provide such requested additional services (such requested additional services, the “Additional Services”); provided, however, that no Party shall be obligated to provide any Additional Service if it does not, in its reasonable judgment, have adequate resources to provide such Additional Service, if the provision of such Additional Service would significantly disrupt the operation of its businesses or if the Parties are unable to reach agreement on the terms thereof (including with respect to Service Charges therefor).  If the Parties agree to any such Additional Service, then the Parties shall document such terms in a supplement to the applicable Schedule.  The supplement to the applicable Schedule shall describe in reasonable detail the nature, scope, service period(s), termination provisions and other terms applicable to such Additional Services.  Each supplement to the applicable Schedule, as agreed to in writing by the Parties, shall be deemed part of this Agreement as of the date of such agreement and the Additional Services set forth therein shall be deemed “Services” provided under this Agreement, in each case subject to the terms and conditions of this Agreement.

(b)           After the Distribution Date, if (i) a Recipient requests to increase, relative to historical levels prior to the Distribution Date, the volume, amount, level or frequency, as applicable, of any Service provided by a Provider, and (ii) such increase is reasonably determined by the Recipient as necessary for the Recipient to operate its businesses (such increases, the “Service Increases”), then such Provider shall negotiate in good faith to provide such Service Increase; provided, however, that no Party shall be obligated to provide any Service Increase if the Parties are unable to reach agreement on the terms thereof (including with respect to Service Charges therefor); provided, further, that notwithstanding the foregoing, if such higher volume or quantity results from fluctuations occurring in the ordinary course of business of the Recipient, the Provider shall use commercially reasonable efforts to provide such requested higher volume or quantity.  If the Parties agree to any such Service Increase, then the Parties shall document such terms in an amendment to the applicable Schedule.  Each amended Schedule, as agreed to in writing by the Parties, shall be deemed part of this Agreement as of the date of such agreement and the Service Increases set forth therein shall be deemed “Services” provided under this Agreement, in each case subject to the terms and conditions of this Agreement.

Section 2.04.         New Services.  (a)  From time to time during the term of this Agreement, either Party may request the other Party to provide additional or different services which such other Party is not expressly obligated to provide under this Agreement (excluding, for the avoidance of doubt, any Additional Services or Service Increases, the “New Services”).  The Party receiving such request shall negotiate in good faith to provide such New Service; provided, however, that no Party shall be obligated to provide any New Services, including because the

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Parties are unable to reach agreement on the terms thereof (including with respect to Service Charges therefor).  If the Parties agree to any such New Service, then the Parties shall document such terms in a supplement to the applicable Schedule.  The supplement to the applicable Schedule shall describe in reasonable detail the nature, scope, service period(s), termination provisions and other terms applicable to such New Services.  Each supplement to the applicable Schedule, as agreed to in writing by the Parties, shall be deemed part of this Agreement as of the date of such agreement and the New Services set forth therein shall be deemed “Services” provided under this Agreement, in each case subject to the terms and conditions of this Agreement.  The Parties shall in good faith determine any costs and expenses, including any start-up costs and expenses, that would be incurred by the Provider in connection with the provision of such New Service, which costs and expenses shall be borne solely by the Recipient.

Section 2.05.         Services Not Included.  It is not the intent of the Provider to render to the Recipient, nor of the Recipient to receive from the Provider, professional advice or opinions, whether with regard to Tax, legal, treasury, finance, employment or other business and financial matters, whether with regard to information technology or other matters, or the handling of or addressing environmental matters; and the Recipient shall not rely on, or construe, any Service rendered by or on behalf of the Provider as such professional advice or opinions or technical advice.

Section 2.06.         Services Managers.  (a) Agilent hereby appoints and designates the individual holding the Agilent position set forth on Exhibit I to act as its initial services manager (the “Agilent Services Manager”), who will be directly responsible for coordinating and managing the delivery of the Agilent Services and have authority to act on Agilent’s behalf with respect to matters relating to the provision of Services under this Agreement.  The Agilent Services Manager will work with the personnel of the Agilent Group to periodically address issues and matters raised by the Keysight Group relating to the provision of Services under this Agreement.  Notwithstanding the requirements of Section 8.07, all communications from Keysight to Agilent pursuant to this Agreement regarding routine matters involving a Service shall be made through the Agilent Services Manager or such other individual as may be specified by the Agilent Services Manager in accordance with Section 8.07 (such other individual, the “Agilent Local Service Manager”).  Agilent shall notify Keysight of the appointment of a different Agilent Services Manager or Agilent Local Service Manager(s), if necessary, in accordance with Section 8.07.

(b)           Keysight hereby appoints and designates the individual holding the Keysight position set forth on Exhibit I to act as its initial services manager (the “Keysight Services Manager”), who will be directly responsible for coordinating and managing the delivery of the Keysight Services and have authority to act on Keysight’s behalf with respect to matters relating to the provision of Services under this Agreement.  The Keysight Services Manager will work with the personnel of the Keysight Group to periodically address issues and matters raised by the Agilent Group relating to the provision of Services under this Agreement.  Notwithstanding the requirements of Section 8.07, all communications from Agilent to Keysight pursuant to this Agreement regarding routine matters involving a Service shall be made through the Keysight Services Manager or such other individual as may be specified by the Keysight Services Manager in accordance with Section 8.07 (such other individual, the “Keysight Local Service Manager”).  Keysight shall notify Agilent of the appointment of a different Keysight

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Services Manager or Keysight Local Service Manager(s), if necessary, in accordance with Section 8.07.

Section 2.07.         Personnel.  (a)  The Provider of any Service will make available to the Recipient of such Service such personnel as may be necessary to provide such Service on the understanding that such personnel shall remain employed and/or engaged by the Provider.  The Provider will have the right, in its reasonable discretion, to (i) designate which personnel it will assign to perform such Service and (ii) remove and replace such personnel at any time; provided, however, that any such removal or replacement shall not be the basis for any increase in any Service Charge payable hereunder or relieve the Provider of its obligation to provide any Service hereunder; provided, further, that the Provider will use its commercially reasonable efforts to limit the disruption to the Recipient in the transition of the Services to different personnel.

(b)           In the event that the provision of any Service by the Provider requires the cooperation and services of the personnel of the Recipient, the Recipient will make available to the Provider such personnel (who shall be appropriately qualified for purposes of so supporting the provision of such Service by the Provider) as may be necessary for the Provider to provide such Service on the understanding that such personnel shall remain employed and/or engaged by the Recipient.  The Recipient will have the right, in its reasonable discretion, to (i) designate which personnel it will make available to the Provider in connection with the provision of such Service and (ii) remove and replace such personnel at any time; provided, however, that any resulting increase in costs to the Provider shall be borne by the Recipient and any adverse effect to the provision of such Service by the Provider will not be deemed a breach of this Agreement by the Provider; provided, further, that the Recipient will use its commercially reasonable efforts to limit the disruption to the Provider in the transition of such personnel.  If the Provider, in its reasonable discretion and following discussions with the Recipient, requests the Recipient to remove and/or replace any such personnel from their roles in respect of the Services being provided by the Provider, the Recipient shall comply with such request.

(c)           No Provider shall be liable under this Agreement for any Liabilities incurred by the Recipient Indemnified Parties that are primarily attributable to, or that are a consequence of, any actions or inactions of the personnel of the Recipient, except for any such actions or inactions undertaken pursuant to the direction of the Provider.

(d)           Nothing in this Agreement shall grant the Provider, or its employees, agents and third-party providers that are performing the Services, the right directly or indirectly to control or direct the operations of the Recipient or any member of its Group.  Such employees, agents and third-party providers shall not be required to report to the management of the Recipient nor be deemed to be under the management or direction of the Recipient.  The Recipient acknowledges and agrees that, except as may be expressly set forth herein as a Service (including any Additional Services, Service Increases or New Services) or otherwise expressly set forth in the Separation Agreement, another Transaction Document or any other applicable agreement, no Provider or any member of its Group shall be obligated to provide, or cause to be provided, any service or goods to any Recipient or any member of its Group.

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ARTICLE III
ADDITIONAL ARRANGEMENTS

Section 3.01.         Computer-Based and Other Resources.  Each Party and its Affiliates shall cause all of their personnel having access to the computer software, networks, hardware, technology or computer-based resources of the other Party and its Affiliates in connection with the performance, receipt or delivery of a Service, to comply with all security guidelines (including physical security, network access, internet security, confidentiality and personal data security guidelines) of such other Party and its Affiliates of which written notice is provided by such other Party.  Each Party shall ensure that the access contemplated by this Section 3.01 shall be used by its personnel only for the purposes contemplated by, and subject to the terms of, this Agreement.  Except as expressly provided in the Separation Agreement, any other Transaction Document or any other applicable agreement or as required in connection with the performance, receipt or delivery of a Service, each of the Parties and its Affiliates shall cease using (and shall cause their employees to cease using) the services made available by the other Party and its Affiliates prior to the Distribution Date.

Section 3.02.         Access to Facilities.  (a)  Keysight shall, and shall cause its Subsidiaries to, allow Agilent and its Representatives reasonable access to the facilities of Keysight necessary for Agilent to fulfill its obligations under this Agreement.

(b)           Agilent shall, and shall cause its Subsidiaries to, allow Keysight and its Representatives reasonable access to the facilities of Agilent necessary for Keysight to fulfill its obligations under this Agreement.

(c)           Notwithstanding the other rights of access of the Parties under this Agreement, each Party shall, and shall cause its Subsidiaries to, afford the other Party, its Subsidiaries and Representatives, following not less than five (5) Business Days prior written notice from the other Party, reasonable access during normal business hours to the facilities, information, systems, infrastructure and personnel of the relevant Providers as reasonably necessary for the other Party to verify the adequacy of internal controls over information technology, reporting of financial data and related processes employed in connection with the Services, including in connection with verifying compliance with Section 404 of the Sarbanes-Oxley Act of 2002; provided, however, such access shall not unreasonably interfere with any of the business or operations of such Party or its Subsidiaries or Representatives.

(d)           Except as otherwise permitted by the other Party in writing, each Party shall permit only its authorized Representatives, contractors, invitees or licensees to access the other Party’s facilities.

Section 3.03.         Cooperation.  It is understood that it will require the significant efforts of both Parties to implement this Agreement and to ensure performance of this Agreement by the Parties at the agreed-upon levels in accordance with all of the terms and conditions of this Agreement.  The Parties will cooperate, acting in good faith and using commercially reasonable efforts, to effect a smooth and orderly transition of the Services provided under this Agreement from the Provider to the Recipient (including the assignment or transfer of the rights and obligations under any third-party contracts relating to the Services); provided, however, that this

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Section 3.03 shall not require either Party to incur any out-of-pocket costs or expenses unless and except as expressly provided in this Agreement or otherwise agreed to in writing by the Parties.

Section 3.04.         Data Protection.  Subject to Article IV of the Separation Agreement, the Provider shall only process personal data which it may receive from the Recipient while carrying out its duties under this Agreement:  (a) in such a manner as is necessary to carry out those duties; (b) in accordance with the instructions of the Recipient; and (c) using appropriate technical and organizational measures to prevent the unauthorized or unlawful processing of such personal data and/or the accidental loss or destruction of, or damage to, such personal data.

ARTICLE IV
COSTS AND DISBURSEMENTS

Section 4.01.         Costs and Disbursements.  (a)  Except as otherwise provided in this Agreement, a Recipient of Services shall pay to the Provider of such Services a monthly fee for the Services (or category of Services, as applicable) (each fee constituting a “Service Charge” and, collectively, “Service Charges”) as listed on the applicable Schedule.  With respect to each Service or category of Services, the applicable Schedule shall set forth (i) the Recipient that will be invoiced the Service Charge for such Service or category of Services and (ii) the Provider that will be paid such Service Charge.

(b)           During the term of this Agreement, the amount of a Service Charge for any Services (or category of Services, as applicable) may increase to the extent of:  (i) any increases mutually agreed to by the Parties, (ii) any Service Charges applicable to any Additional Services, Service Increases or New Services and (iii) any increase in the rates or charges imposed by any unaffiliated third-party provider that is providing Services.  Together with any monthly invoice for Service Charges, the Provider shall provide the Recipient with documentation to support the calculation of such Service Charges.

(c)           The Provider shall be responsible for all out-of-pocket costs and expenses incurred by the Provider or its Affiliates in connection with providing the Services (including necessary travel-related expenses) to the extent that such costs and expenses are not reflected in the Service Charge for such Services.

(d)           The Recipient shall pay the amount of each monthly invoice of Service Charges by wire transfer (or such other method of payment as may be agreed between the Parties) to the Provider within forty-five (45) days of the receipt of each such invoice, including appropriate documentation as described herein, as instructed by the Provider.  If the Recipient fails to pay any undisputed amount by the due date, the Recipient shall be obligated to pay to the Provider, in addition to the amount due, interest at an annual default interest rate of five percent (5%) or the maximum legal rate, whichever is lower (the “Interest Payment”), on such undisputed amount, accruing from the date the payment was due through the date of actual payment.  The Recipient shall notify the Provider promptly, and in no event later than forty-five (45) days following receipt of the Provider’s invoice, of any disputed amounts.  After such forty-five (45)-day period, the Recipient will be deemed to have accepted the Provider’s invoice.  Any such Dispute shall be handled in accordance with Section 8.06.  The Recipient shall pay any undisputed amount in accordance with this Section 4.01(d).  All amounts due and payable

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hereunder shall be invoiced and paid in (i) U.S. dollars or (ii) if the parties so agree, a foreign currency.  Services provided by any Provider that is domiciled outside of the United States to a Recipient that is domiciled outside the United States may be billed separately on an invoice between the two non-US Business Entities. Section 4.02 shall apply to these invoices accordingly.  The Provider shall provide supporting information and documentation as reasonably requested by the Recipient to validate any amounts payable by the Recipient pursuant to this Section 4.01.

(e)           Subject to the confidentiality provisions set forth in Section 8.03, each Party shall, and shall cause their respective Affiliates to, provide, upon ten (10) days’ prior written notice from the other Party, any information within such Party’s or its Affiliates’ possession that the requesting Party reasonably requests in connection with any Services being provided to such requesting Party by an unaffiliated third-party provider, including any applicable invoices, agreements documenting the arrangements between such third-party provider and the Provider and other supporting documentation; provided, however, that each Party shall make no more than one such request during any fiscal quarter.

(f)            Any costs and expenses incurred by either Party in connection with obtaining any third-party consent contemplated by Section 5.01(b) that is required to allow the Provider to perform or cause to be performed any Service shall be borne by the Recipient.

Section 4.02.         Tax Matters.  (a)  All Service Charges (and prices charged therefor) are exclusive of any value added, goods and services, sales and use, consumption taxes or any other applicable Transaction Taxes.  Without limiting any provisions of this Agreement, the Recipient shall be responsible for (i) all excise, sales, use, transfer, stamp, documentary, filing, recordation and other similar Taxes, (ii) any value added, goods and services or similar recoverable Taxes (“VAT”) and (iii) any related interest and penalties (collectively, “Transaction Taxes”) that Provider is not at fault for causing, in each case imposed or assessed as a result of the provision of Services by the Provider.  To the extent that cross-border Services to be performed hereunder fall within Article 44 of the EU VAT Directive or the relevant equivalent national provision and the Provider is not required to charge VAT, the Recipient agrees that it will itself account for VAT in its own jurisdiction on the performance of such cross-border Services made to it hereunder and will provide to the Provider a valid VAT registration number, certificate (or equivalent documentation) in the jurisdiction with respect to the country or region of receipt of such cross-border Services.  The Provider will issue legally compliant invoices to the Recipient usable by the Recipient to recover (by way of credit or refund) Transaction Taxes in jurisdictions where they are recoverable.  In the event the Tax authorities question the Transaction Tax treatment of the Services provided, the Provider and the Recipient will work together to issue corrected invoices where applicable.  The Recipient and the Provider agree to utilize commercially reasonable efforts to collaborate regarding any requests for information, audit, controls or similar requests of the Tax authorities concerning Transaction Taxes and which involve the Services provided under this Agreement.  The Provider and the Recipient agree to take commercially reasonable actions to cooperate in obtaining any refund, return or rebate, or applying zero-rating for Services giving rise to any Transaction Taxes, including filing any necessary exemption or other similar forms or providing valid VAT identification numbers or other relevant registration numbers, certificates or other similar documents.  The Recipient shall promptly reimburse the Provider for any costs incurred by the Provider or its Affiliates in

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connection with the Recipient obtaining a refund or overpayment of refund, return, rebate or the like of any Transaction Tax.  For the avoidance of doubt, any applicable gross receipts-based or net income-based Taxes shall be borne by the Provider unless the Provider is required by Law to collect or obtain, or allowed to separately invoice for and collect or obtain, reimbursement of such Taxes from the Recipient.

(b)           The Recipient shall be entitled to deduct and withhold Taxes required by any Tax Law to be withheld on payments made to the Provider pursuant to this Agreement.  To the extent any amounts are so withheld, the Recipient shall (i) pay such deducted and withheld amount to the proper Governmental Authority and (ii) promptly provide to the Provider evidence of such payment to such Governmental Authority.  The Provider shall, prior to the date of any payment to be made pursuant to this Agreement, make commercially reasonable efforts to provide the Recipient any certificate or other documentary evidence (A) required by any Tax Law or (B) which the Provider is entitled by any Tax Law to provide in order to reduce the amount of any Taxes that may be deducted or withheld from such payment, and the Recipient agrees to accept and act in reliance on any such duly and properly executed certificate or other applicable documentary evidence.

Section 4.03.         No Right to Set-Off.  The Recipient shall timely pay the full amount of Service Charges and shall not set off, counterclaim or otherwise withhold any amount owed to the Provider under this Agreement on account of any obligation owed by the Provider to the Recipient.

ARTICLE V
STANDARD FOR SERVICE

Section 5.01.         Standard for Service.  (a) The Provider agrees (i) to perform the Services with substantially the same nature, quality, standard of care and service levels at which the same or similar services were performed by or on behalf of the Provider prior to the Distribution Date or, if not so previously provided, then substantially similar to those which are applicable to similar services provided to the Provider’s Affiliates or other business components; and (ii) upon receipt of written notice from the Recipient identifying any outage, interruption or other failure of any Service, to respond to such outage, interruption or other failure of such Service in a manner that is substantially similar to the manner in which such Provider or its Affiliates responded to any outage, interruption or other failure of the same or similar services prior to the Distribution Date or, with respect to services for which same or similar services were not provided prior to the Distribution Date, in a manner that is substantially similar to the manner in which such Provider or its Affiliates responds with respect to internally provided services.  The Parties acknowledge that an outage, interruption or other failure of any Service shall not be deemed to be a breach of the provisions of this Section 5.01 so long as the applicable Provider complies with the foregoing clause (ii).

(b)           Nothing in this Agreement shall require the Provider to perform or cause to be performed any Service to the extent that the manner of such performance would constitute a violation of applicable Law or any existing contract or agreement with a third party.  If the Provider is or becomes aware of any potential violation on the part of the Provider, the Provider shall promptly send a written notice to the Recipient of any such potential violation.  The Parties

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each agree to cooperate and use commercially reasonable efforts to obtain any necessary third-party consents required under any existing contract or agreement with a third party to allow the Provider to perform or cause to be performed any Service in accordance with the standards set forth in Section 5.01(a), subject to Section 4.01(f).  If, with respect to a Service, the Parties, despite the use of such commercially reasonable efforts, are unable to obtain a required third-party consent or the performance of such Service by the Provider would continue to constitute a violation of applicable Law, the Provider shall use commercially reasonable efforts in good faith to provide such Services in a manner as closely as possible to the standards described in Section 5.01(a) that would apply absent the exception provided for in the first sentence of this Section 5.01(b).

Section 5.02.         Disclaimer of Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT THE SERVICES ARE PROVIDED AS-IS, THAT EACH RECIPIENT ASSUMES ALL RISKS AND LIABILITIES ARISING FROM OR RELATING TO ITS USE OF AND RELIANCE UPON THE SERVICES AND EACH PROVIDER, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT THERETO.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PROVIDER HEREBY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES REGARDING THE SERVICES, WHETHER EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY IN REGARD TO QUALITY, PERFORMANCE, NONINFRINGEMENT, COMMERCIAL UTILITY, MERCHANTABILITY OR FITNESS OF ANY SERVICE FOR A PARTICULAR PURPOSE.

Section 5.03.         Compliance with Laws and Regulations.  Each Party shall be responsible for its own compliance and its subcontractors’ compliance with any and all Laws applicable to its performance under this Agreement.  No Party shall knowingly take any action in violation of any such applicable Law that results in liability being imposed on the other Party.

ARTICLE VI
LIMITED LIABILITY AND INDEMNIFICATION

Section 6.01.         Consequential and Other Damages.  Notwithstanding anything to the contrary contained in the Separation Agreement or this Agreement, except for breaches of confidentiality obligations or in the case of gross negligence or willful misconduct, no Party shall be liable to the other Party or any of its Affiliates or Representatives, whether in contract, tort (including negligence and strict liability) or otherwise, at law or equity, for any special, indirect, incidental, punitive or consequential damages whatsoever (including lost profits or damages calculated on multiples of earnings approaches), which in any way arise out of, relate to or are a consequence of, the performance or nonperformance by such Party (including any Affiliates and Representatives and any unaffiliated third-party providers, in each case, providing any applicable Services) under this Agreement or the provision of, or failure to provide, any Services under this Agreement, including with respect to loss of profits, business interruptions or claims of customers, even if such Party has been advised of the possibility of such damages.

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Section 6.02.         Limitation of Liability.  The Liabilities of each Provider and its Affiliates and Representatives, collectively, under this Agreement for any act or failure to act in connection herewith (including the performance or breach of this Agreement), or from the sale, delivery, provision or use of any Services provided under or contemplated by this Agreement, whether in contract, tort (including negligence and strict liability) or otherwise, at law or equity, except for breaches of confidentiality obligations or in the case of gross negligence or willful misconduct, shall not exceed the total aggregate Service Charges actually paid to such Provider and its Affiliates pursuant to this Agreement.

Section 6.03.         Obligation to Re-perform; Liabilities.  In the event of any breach of this Agreement by any Provider with respect to the provision of any Services (with respect to which the Provider can reasonably be expected to re-perform in a commercially reasonable manner), the Provider shall (a) promptly correct in all material respects such error, defect or breach or re-perform in all material respects such Services at the request of the Recipient and at the sole cost and expense of the Provider and (b) subject to the limitations set forth in Sections 6.01 and 6.02, reimburse the Recipient and its Affiliates and Representatives for Liabilities attributable to such breach by the Provider.  The remedy set forth in this Section 6.03 shall be the sole and exclusive remedy of the Recipient for any such breach of this Agreement.  Any request for re-performance in accordance with this Section 6.03 by the Recipient must be in writing and specify in reasonable detail the particular error, defect or breach, and such request must be made no more than one (1) month from the date such error, defect or breach becomes apparent or should have reasonably become apparent to the Recipient.

Section 6.04.         Release and Recipient Indemnity.  Subject to Section 6.01, each Recipient hereby releases the applicable Provider and its Affiliates and Representatives (each, a “Provider Indemnified Party”), and each Recipient hereby agrees to indemnify, defend and hold harmless each such Provider Indemnified Party from and against any and all Liabilities arising from, relating to or in connection with the sale, delivery, provision or use of any Services by such Recipient or any of its Affiliates, Representatives or other Persons using such Services, except to the extent that such Liabilities arise out of, relate to or are a consequence of the applicable Provider Indemnified Party’s breaches of confidentiality obligations, gross negligence or willful misconduct.

Section 6.05.         Provider Indemnity.  Subject to Section 6.01, each Provider hereby agrees to indemnify, defend and hold harmless the applicable Recipient and its Affiliates and Representatives (each, a “Recipient Indemnified Party”), from and against any and all Liabilities arising from, relating to or in connection with the sale, delivery, provision or use of any Services by such Recipient or any of its Affiliates, Representatives or other Persons using such Services to the extent that such Liabilities arise out of, relate to or are a consequence of the applicable Provider’s breaches of confidentiality obligations, gross negligence or willful misconduct.

Section 6.06.         Indemnification Procedures.  The provisions of Section 5.5 through Section 5.8 and Section 5.10 of the Separation Agreement shall govern claims for indemnification under this Agreement; provided, that, for purposes of this Section 6.06, in the event of any conflict between the provisions of Section 5.5 through Section 5.8 and Section 5.10 of the Separation Agreement and this Article VI, the provisions of this Agreement shall control.

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Section 6.07.         Liability for Payment Obligations.  Nothing in this Article VI shall be deemed to eliminate or limit, in any respect, Agilent’s or Keysight’s express obligation in this Agreement to pay Service Charges for Services rendered in accordance with this Agreement.

Section 6.08.         Exclusion of Other Remedies.  The provisions of Sections 6.03, 6.04 and 6.05 shall, to the maximum extent permitted by applicable Law, be the sole and exclusive remedies of the Provider Indemnified Parties and the Recipient Indemnified Parties, as applicable, for any Liability, whether arising from statute, principle of common or civil law, principles of strict liability, tort, contract or otherwise under this Agreement.

ARTICLE VII
TERM AND TERMINATION

Section 7.01.         Term and Termination.  (a) This Agreement shall be effective on the Distribution Date and shall terminate upon the earlier to occur of:  (i) the last date on which either Party is obligated to provide any Service to the other Party in accordance with the terms of this Agreement or (ii) the mutual written agreement of the Parties to terminate this Agreement in its entirety.

(b)           (i)  Without prejudice to a Recipient’s rights with respect to a Force Majeure set forth in Section 7.03(b), a Recipient may from time to time terminate this Agreement with respect to the entirety of any individual Service but not a portion thereof:

(A)          for any reason or no reason, effective as of the end of a calendar month, upon providing at least thirty (30) days’ (or such other period as may be specified in the Schedules) prior written notice to the Provider; provided, however, that the Recipient shall pay to the Provider the necessary and reasonable documented out-of-pocket costs incurred in connection with the wind-down of such Service other than any employee severance and relocation expenses, but including unamortized license fees and costs for equipment used to provide such Service, contractual obligations under agreements used to provide such Service, any breakage or termination fees and any other termination costs payable by the Provider with respect to any resources or pursuant to any other third-party agreements that were used by the Provider to provide such Service (or an equitably allocated portion thereof, in the case of any such equipment, resources or agreements that also were used for purposes other than providing Services) (“Termination Charges”); or

(B)          if the Provider of such Service has failed to perform any of its material obligations under this Agreement with respect to such Service, and such failure shall continue to exist thirty (30) days after receipt by the Provider of written notice of such failure from the Recipient.

(ii)           A Provider may terminate this Agreement with respect to one or more Services, in whole but not in part, at any time upon prior written notice to the Recipient if the Recipient has failed to perform any of its material obligations under this Agreement relating to such Services, including making payment of Service Charges when

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due, and such failure shall continue uncured for a period of thirty (30) days after receipt by the Recipient of a written notice of such failure from the Provider.

(iii)          The relevant Schedule shall be updated to remove any Service terminated under Section 7.01(b)(i) or (ii).

(iv)          In the event that any Service is terminated other than at the end of a month, the Service Charge associated with such Service shall be pro-rated appropriately.  The Parties acknowledge that there may be interdependencies among the Services being provided under this Agreement that may not be identified on the applicable Schedules and agree that, if the Provider’s ability to provide a particular Service in accordance with this Agreement is materially and adversely affected by the termination of another Service in accordance with Section 7.01(b)(i)(A), then the Parties shall negotiate in good faith to amend the Schedule relating to such affected continuing Service.

(c)           In connection with the termination of any Service identified on the Schedules as being subject to the provisions of this Section 7.01(c), if the Recipient reasonably determines that it will require such Service to continue beyond the date on which such Service is scheduled to terminate in the applicable Schedule, the Recipient may request the Provider to extend such Service for the stated renewal period(s) applicable to such Service on the applicable Schedule hereto (each, a “Service Extension”) by written notice to the Provider no less than thirty (30) days prior to the date of such scheduled termination (or, in the case of a Service with multiple Service Extensions, thirty (30) days prior to the date the immediately preceding Service Extension terminates), and the Parties shall use commercially reasonable efforts to comply with such Service Extension; provided, however, that (i) the maximum number of Service Extensions with respect to each Service shall be as specified in the applicable Schedule, (ii) the Provider shall not be obligated to provide such Service Extension if a third-Party consent is required and cannot be obtained by the Provider and (iii) each Service Extension shall be permissible under applicable Law.  Within five (5) days following either Party’s receipt of a written notice requesting a Service Extension, the Parties shall in good faith (x) negotiate the terms of an amendment to the applicable Schedule and (y) determine the costs and expenses (which shall not include any Service Charges payable under this Agreement), if any, that would be incurred by the Provider or the Recipient, as the case may be, in connection with the provision of such Service Extension, which costs and expenses shall be borne solely by the Recipient.  Each such amended Schedule, as agreed to in writing by the Parties, shall be deemed part of this Agreement as of the date of such agreement and any Services provided pursuant to such Service Extensions shall be deemed “Services” provided under this Agreement, in each case subject to the terms and conditions of this Agreement.

Section 7.02.         Effect of Termination.  Upon termination of any Service pursuant to this Agreement, the Provider of the terminated Service will have no further obligation to provide the terminated Service, and the applicable Recipient will have no obligation to pay any future Service Charges relating to any such Service; provided, however, that the Recipient shall remain obligated to the relevant Provider for (a) the Service Charges owed and payable in respect of Services provided prior to the effective date of termination and (b) any applicable Termination Charges payable in the event that the Recipient terminates such Service pursuant to Section 7.01(b)(i)(A).  In connection with the termination of any Service, the provisions of this

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Agreement not relating solely to such terminated Service shall survive any such termination, and in connection with a termination of this Agreement, Article I, Article VI (including liability in respect of any indemnifiable Liabilities under this Agreement arising or occurring on or prior to the date of termination), this Section 7.02, Article VIII, all confidentiality obligations under this Agreement and liability for all due and unpaid Service Charges and Termination Charges shall continue to survive indefinitely.

Section 7.03.         Force Majeure.  (a) Neither Party (nor any Person acting on its behalf) shall have any liability or responsibility for failure to fulfill any obligation (other than a payment obligation) under this Agreement so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of a Force Majeure; provided, however, that (i) such Party (or such Person) shall have exercised commercially reasonable efforts to minimize the effect of such Force Majeure on its obligations; and (ii) the nature, quality and standard of care that the Provider shall provide in delivering a Service after a Force Majeure shall be substantially the same as the nature, quality and standard of care that the Provider provides to its Affiliates with respect to such Service (or with respect to other internally provided services in the event the Provider does not provide such Services to its Affiliates).  In the event of an occurrence of a Force Majeure, the Party whose performance is affected thereby shall give notice of suspension as soon as reasonably practicable to the other stating the date and extent of such suspension and the cause thereof, and such Party shall resume the performance of such obligations as soon as reasonably practicable after the removal of such cause.

(b)           During the period Services are affected by a Force Majeure, the Recipient shall be entitled to permanently terminate such Service(s) if a Force Majeure shall continue to exist for more than fifteen (15) consecutive days (and shall be relieved of the obligation to pay Service Charges for such Services(s) during such period), it being understood that the Recipient shall not be required to provide any advance notice of such termination to the applicable Provider or pay any Termination Charges pursuant to Section 7.01(b)(i)(A).

ARTICLE VIII
GENERAL PROVISIONS

Section 8.01.         No Agency.  Nothing in this Agreement shall be deemed in any way or for any purpose to constitute any Party an agent of an unaffiliated Party in the conduct of such other Party’s business.  The Provider of any Service under this Agreement shall act as an independent contractor and not as the agent of the Recipient in performing such Service, maintaining control over its employees, its subcontractors and their employees and complying with all withholding of income at source requirements, whether federal, national, state, local or foreign.

Section 8.02.         Subcontractors.  A Provider may hire or engage one or more subcontractors to perform any or all of its obligations under this Agreement; provided, however, that (a) such Provider shall use the same degree of care in selecting any such subcontractor as it would if such contractor was being retained to provide similar services to the Provider, and (b) such Provider shall in all cases remain primarily responsible for all of its obligations under this Agreement with respect to the scope of the Services, the standard for services as set forth in Article V and the content of the Services provided to the Recipient.

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Section 8.03.         Treatment of Confidential Information.  (a)  The Parties shall not, and shall cause all other persons providing Services or having access to information of the other Party that is confidential or proprietary and received in connection with the provision of Services (“Confidential Information”) not to, disclose to any other person or use, except for purposes of or as contemplated by this Agreement (or any other Transaction Document), any Confidential Information of the other Party; provided, however, that the Confidential Information may be used by such Party to the extent that such Confidential Information has been (i) in the public domain through no fault of such Party or any member of such Party’s Group or any of their respective Representatives, (ii) later lawfully acquired from other sources by such Party (or any member of such Party’s Group), which sources are not themselves bound by a confidentiality obligation or (iii) independently generated without reference to any Confidential Information of the other Party; provided, further, that each Party may disclose Confidential Information of the other Party, to the extent not prohibited by applicable Law:  (i) to its Representatives on a need-to-know basis in connection with the performance of such Party’s obligations under this Agreement; (ii) in any report, statement, testimony or other submission required to be made to any Governmental Authority having jurisdiction over the disclosing Party; or (iii) in order to comply with applicable Law, or in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to the disclosing Party in the course of any litigation, investigation or administrative proceeding.  In the event that a Party becomes legally compelled (based on advice of counsel) by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar judicial or administrative process to disclose any Confidential Information of the other Party, such disclosing Party shall provide the other Party with prompt prior written notice of such requirement, and, to the extent reasonably practicable, cooperate with the other Party (at such other Party’s expense) to obtain a protective order or similar remedy to cause such Confidential Information not to be disclosed, including interposing all available objections thereto, such as objections based on settlement privilege.  In the event that such protective order or other similar remedy is not obtained, the disclosing Party shall furnish only that portion of the Confidential Information that has been legally compelled, and shall exercise its commercially reasonable efforts (at such other Party’s expense) to obtain assurance that confidential treatment will be accorded such Confidential Information.

(b)           Each Party shall, and shall cause its Representatives to, protect the Confidential Information of the other Party by using the same degree of care to prevent the unauthorized disclosure of such Confidential Information as the Party uses to protect its own confidential information of a like nature, but in any event no less than a reasonable degree of care.

(c)           Each Party shall be liable for any failure by its respective Representatives to comply with the restrictions on use and disclosure of Confidential Information contained in this Agreement.

(d)           Each Party shall comply with all applicable local, state, national, federal and foreign privacy and data protection Laws that are or that may in the future be applicable to the provision of Services under this Agreement.

Section 8.04.         Further Assurances.  Each Party hereto shall take, or cause to be taken, any and all reasonable actions, including the execution, acknowledgment, filing and delivery of

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any and all documents and instruments that any other Party hereto may reasonably request in order to effect the intent and purpose of this Agreement and the transactions contemplated hereby.

Section 8.05.         Audit Assistance.  Each of the Parties and their respective Subsidiaries are or may be subject to regulation and audit by Governmental Authorities (including taxing authorities), standards organizations, customers or other parties to contracts with such Parties or their respective Subsidiaries under applicable Law, standards or contract provisions.  If a Governmental Authority, standards organization, customer or other Party to a contract with a Party or its Subsidiary exercises its right to examine or audit such Party’s or its Subsidiary’s books, records, documents or accounting practices and procedures pursuant to such applicable Law, standards or contract provisions, and such examination or audit relates to the Services, then the other Party shall provide, at the sole cost and expense of the requesting Party, all assistance reasonably requested by the Party that is subject to the examination or audit in responding to such examination or audits or requests for Information, to the extent that such assistance or Information is within the reasonable control of the cooperating Party and is related to the Services.

Section 8.06.         Dispute Resolution.  (a) In the event of any Dispute, the Parties agree that the Agilent Services Manager and the Keysight Services Manager (or such other persons as Agilent and Keysight may designate) shall negotiate in good faith in an attempt to resolve such Dispute amicably.  If such Dispute has not been resolved to the mutual satisfaction of Agilent and Keysight within fifteen (15) days after the initial written notice of the Dispute (or such longer period as the Parties may agree), then such Dispute shall be resolved in accordance with the procedures set forth in Article VII of the Separation Agreement, which shall be the sole and exclusive procedures for the resolution of any such Dispute unless otherwise specified herein or in Article VII of the Separation Agreement.

(b)           In any Dispute regarding the amount of a Service Charge, if after such Dispute is finally resolved pursuant to the dispute resolution process set forth or referred to in Section 8.06(a), it is determined that the Service Charge that the Provider has invoiced the Recipient, and that the Recipient has paid to the Provider, is greater or less than the amount that the Service Charge should have been, then (i) if it is determined that the Recipient has overpaid the Service Charge, the Provider shall within five (5) Business Days after such determination reimburse the Recipient an amount of cash equal to such overpayment, plus the Interest Payment, accruing from the date of payment by the Recipient to the time of reimbursement by the Provider; and (ii) if it is determined that the Recipient has underpaid the Service Charge, the Recipient shall within five (5) Business Days after such determination reimburse the Provider an amount of cash equal to such underpayment, plus the Interest Payment, accruing from the date such payment originally should have been made by the Recipient to the time of payment by the Recipient.

Section 8.07.         Notices.  Except with respect to routine communications by the Agilent Services Manager (or Agilent Local Service Manager) and Keysight Services Manager (or Keysight Local Service Manager) under Section 2.06, all notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by

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overnight courier service, by facsimile or electronic transmission with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.07):

(i)	if to Agilent, to:

Agilent Technologies, Inc.
5301 Stevens Creek Blvd.
M/S 1A-PB
Santa Clara, CA 95051
	Facsimile:	408-345-8958
	E-mail:	marie_huber@agilent.com
	Attn:	General Counsel

(ii)	if to Keysight, to:

Keysight Technologies, Inc.
1400 Fountaingrove Parkway
Santa Rosa, CA 95403
	Facsimile:	707-540-6494
	E-mail:	stephen_d_williams@keysight.com
	Attn:	General Counsel

Section 8.08.                          Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

Section 8.09.                          Entire Agreement.  This Agreement, together with the documents referenced herein (including the Separation Agreement and any other Transaction Documents) and the Schedules and Exhibits hereto, constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the Parties with respect to the subject matter of this Agreement.

Section 8.10.                          No Third-Party Beneficiaries.  Except as provided in Article VI with respect to Provider Indemnified Parties and Recipient Indemnified Parties, this Agreement is for the sole benefit of the Parties and members of their respective Group and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person, including any union or any employee or former employee of Agilent or Keysight, any legal or equitable right, benefit or remedy of any nature whatsoever,

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including any rights of employment for any specified period, under or by reason of this Agreement.

Section 8.11.                          Governing Law.  This Agreement (and any claims or disputes arising out of or related to this Agreement or to the transactions contemplated by this Agreement or to the inducement of any Party to enter into this Agreement or the transactions contemplated by this Agreement, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by, and construed in accordance with, the Laws of the State of Delaware, including all matters of construction, validity and performance, in each case without reference to any conflict of Law rules that might lead to the application of the Laws of any other jurisdiction.

Section 8.12.                          Amendment.  No provision of this Agreement, including any Exhibits and Schedules to this Agreement, may be amended or modified except by a written instrument signed by each of the Parties.

Section 8.13.                          Rules of Construction.  Interpretation of this Agreement shall be governed by the following rules of construction:  (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms “Article,” “Section,” “paragraph,” “clause,” “Exhibit” and “Schedule” are references to the Articles, Sections, paragraphs, clauses, Exhibits and Schedules of this Agreement unless otherwise specified; (c) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto; (d) references to “$” shall mean U.S. dollars; (e) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) references to “written” or “in writing” include in electronic form; (h) provisions shall apply, when appropriate, to successive events and transactions; (i) the table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (j) Agilent and Keysight have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening either Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts of this Agreement; (k) a reference to any Person includes such Person’s successors and permitted assigns; (l) any reference to “days” means calendar days unless Business Days are expressly specified; and (m) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day.

Section 8.14.                          Counterparts.  This Agreement may be executed in one or more counterparts, and by each Party in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or PDF shall be as effective as delivery of a manually executed counterpart of this Agreement.

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Section 8.15.                          Assignability.  This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of Agilent and Keysight, except that each Party may assign, without the written consent of the other Party:

(a)                                 any of its rights and obligations under this Agreement to any of its Subsidiaries; provided, however, that no such assignment shall release Agilent or Keysight, as the case may be, from any liability or obligation under this Agreement; and

(b)                                 all of its rights and obligations under this Agreement to the successor of the Agilent Business or the Keysight Business, as applicable, in connection with a Change of Control; provided, that (i) the resulting or surviving Party assumes all the obligations of the assigning Party hereunder by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the other Party, (ii) any and all costs and expenses incurred by any Party in connection with such assignment (including in connection with clause (iii) of this proviso) shall be borne solely by the assigning Party and (iii) both Parties shall in good faith negotiate any amendments to this Agreement, including the Exhibits and Schedules to this Agreement, that may be reasonably necessary in order to assign such Services.

Section 8.16.                          Public Announcements.  From and after the Effective Time, the Parties shall consult with each other before issuing, and give each other the opportunity to review and comment upon, that portion of any press release or other public statement that relates to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except (a) as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system, or (b) as otherwise set forth in the Separation Agreement.

Section 8.17.                          Non-Recourse.  No past, present or future director, officer, employee, incorporator, member, partner, shareholder, Affiliate, agent, attorney or representative of either Agilent or Keysight or their Affiliates shall have any liability for any obligations or liabilities of Agilent or Keysight, respectively, under this Agreement or for any claims based on, in respect of, or by reason of, the transactions contemplated by this Agreement.

Section 8.18.                          Title to Intellectual Property.  Except as expressly provided for under the terms of this Agreement, the Recipient acknowledges that it shall acquire no right, title or interest (including any license rights or rights of use) in any Intellectual Property which is owned or licensed by the Provider, by reason of the provision of the Services provided hereunder.  The Recipient shall not remove or alter any copyright, trademark, confidentiality or other proprietary notices that appear on any Intellectual Property owned or licensed by the Provider.  The Recipient shall not attempt to decompile, translate, reverse engineer or make excessive copies of any Intellectual Property owned or licensed by the Provider, and the Recipient shall promptly notify the Provider of any such attempt, regardless of whether by the Recipient or any third party, of which the Recipient becomes aware.

Section 8.19.                          Survival of Covenants.  Except as expressly set forth in this Agreement, the covenants and other agreements contained in this Agreement, and liability for the breach of

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any obligations contained herein, shall survive each of the Reorganization and the Distribution and shall remain in full force and effect.

Section 8.20.                          Waivers of Default.  A waiver by a Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the waiving Party.  No failure or delay by a Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.  No waiver by any Party of any provision of this Agreement shall be effective unless explicitly set forth in writing and executed by the Party so waiving.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

AGILENT TECHNOLOGIES, INC.

By:	/s/ Shiela Barr Robertson
	Name:	Shiela Barr Robertson
	Title:	Senior Vice President, Corporate Development and Strategy

KEYSIGHT TECHNOLOGIES, INC.

By:	/s/ Ronald S. Nersesian
	Name:	Ronald S. Nersesian
	Title:	President and Chief Executive Officer

[Signature Page for Services Agreement]

Schedule A-1
Agilent Short-Term Services

Service Description	From Entity To Entity	Termination Trigger and End Date(1)	Service Charges and Method of Computation	Notes

1 IT Separation and Support Services

The following services are included under the enterprise application support:

I.           Applications Maintenance & Support (AMS) — Agilent will provide services for ongoing support and maintenance of Keysight business applications including interfaces that are required for ongoing business needs. Provide level 1, 2 and 3 break fix support, perform problem management, and apply critical patches to applications as necessary.

Scope: All currently IT supported applications including but not limited to:

·             Oracle ERP and related products

·             Finance, Tax and Treasury

Provider (From Entity): Agilent (Scope: Global) US to US billing IT - Application Services Manager (Suresh Vaidyanathan)
IT - Infrastructure Services Manager (John Kohl).

Recipient (To Entity):

Keysight (Scope: Global,) US to US billing VP Information Technology (Chee-beng Lim)

Svc Loc:

Termination Trigger:

Service terminates at earlier of completion of services provided under this “Separation and Support Services” (the “Cutover Date”) and End Date (as defined below).

Inter-company network link will be severed two weeks prior to the end of the Separation and Support Services.

Start Date: Distribution Date

Fee Type: Fixed Per Month

Cost/Month: $2.6M/month until the Cutover Date plus 15 days. End Date Extended Monthly Cost: $10M a month.

See Note.

Agilent will pay for Separation Project Work costs (defined as project cost

The services described here are for the cost of operating the IT systems. Separation Project Work, the work required to accomplish the system separation, is not included in this Services Agreement.

Assumption for Services described in Service Description Column

·       Agilent’s current service levels (Definition, time of coverage, prioritization, response and resolution times) will be followed during the term of the Service.

·       Agilent’s current escalation process for IT services shall be used during the term.

·       Application & Services downtime including downtime for separation related activities

(1) Termination Date is the End Date specified.  Unless otherwise noted, if a trigger is specified, the service will terminate on the earliest of satisfactory completion of the trigger and the end date as agreed by both parties.

A-1-1

Service Description	From Entity To Entity	Termination Trigger and End Date(1)	Service Charges and Method of Computation	Notes

Applications

·             Reporting tools

·             HR, Trade & WPS applications

·             Sales, Marketing, CCC and Service applications

·             Engineering Applications

·             Standard web-hosting services including Keysight.com

Out of scope

·             Enhancements - All discretionary enhancements (other than the approved scope of separation program) are out of scope.

II. Infrastructure

The following services are included under the enterprise infrastructure:

i. Network Services

Agilent will provide services for ongoing

	Multiple	End Date: 2015-05-15 Mutual agreement required to extend End Date. If End Date is extended past 5/15/2015, Cost Per Month shall equal End Date Extended Monthly Cost (as defined herein)	to separate systems) through 2/28/2015. Keysight will pay for all Separation Project Work after 2/28/2015 will be scheduled by Agilent based on a mutually agreed upon schedule between Agilent and Keysight

·       Current Agilent’s operational performance metrics will be continue to be leveraged during the term.

·       Cost of Keysight licenses, hardware and voice and network circuits that are directly billed to Keysight will be out of scope of this Agreement from a financial perspective.

·       Current security/ compliance/ governance policies and controls will remain the same for both companies during the term

·       Provide governance on security tools; hardening, configuration settings, firewall settings; SSL certificates; remote access; and, project engagement.

·       Support related threat and security incident management processes as it pertains to virus

A-1-2

Service Description	From Entity To Entity	Termination Trigger and End Date(1)	Service Charges and Method of Computation	Notes

operation of Keysight network including WAN, Site LANs, Voice Services, Remote Access, and support for business partner integration. Scope includes all currently IT supported network services including but not limited to:

·             Operation of Keysight LAN, WAN, DNS and wireless network (data center, call center, sites and international lines)

·             Support of Internet connectivity and extranet firewalls

·             Operation of employee and business partner remote access

·             Operation of voice services including IPT and BCM

·             Support for system separation activities through termination of TSA

Out of scope

Billing for 3rd party data and voice network service providers.

ii. End User Computing Services

Agilent will provide services for ongoing

handling, log monitoring, and incident reporting, where applicable, according to Agilent’s processes.

·       Existing internal resources and third party providers will continue to be used until the End Date

·       Agilent will not provide a warranty on any services provided as part of system separation activities.

A-1-3

Service Description	From Entity To Entity	Termination Trigger and End Date(1)	Service Charges and Method of Computation	Notes

support and maintenance of Keysight End User computing services

·             Email & Calendaring — Including Exchange, Enterprise Vault, Cisco Iron Port, BES, Digital Fax, List Service

·             PC / Workstation / mac Environment — Including HPCA, ADCI, EPP, PGP, Image, CDP, Client Print servers, PC leasing, Jamf, certificates etc.

·             Support and Helpdesk

·             Content Management - eRoom, Sharedoc, SharePoint, Confluence, Edison, Jive/Spark, ADFS

Out of Scope

Billing of 3rd party services for -

·             Cell phones & contracts - MobileIron, Tangoe

·             Video-conferencing - Tele-presence

·    Audio/Data- conferencing - Genesys,

A-1-4

Service Description	From Entity To Entity	Termination Trigger and End Date(1)	Service Charges and Method of Computation	Notes

GlobalMeet, Webex, Aruba

iii. Compute Services

Services include but not limited to

·             Operation of enterprise and site data centers and disaster recovery centers

·             Operation of IT supported servers and storage systems including system monitoring and availability of all hardware (server, appliances, network equipment) and systems

·             Perform system backup operations (consistent with current practices)

·             Provide patch management to address security vulnerabilities per current practices and policies

·             Limited performance tuning and resource optimization as required

·             Support for system separation activities through termination of TSA

iv. Information Security and Risk Management Services

Services include but not limited to:

A-1-5

Service Description	From Entity To Entity	Termination Trigger and End Date(1)	Service Charges and Method of Computation	Notes

·             Provide information security services including but not limited to protection, detection and threat management

·             Provide IT risk management including but not limited to regulatory, compliance and system recovery services ( DR and Business continuity)

2 3rd party IT Services that are not separated per plan

The current separation plan assumes that billings for external IT services listed below will be separated prior to distribution day. In the event the financial billing separation is delayed for any reason, the costs will be billed to Keysight as incurred with a standard legal mark up.

The services include:

· Cell phones & contracts - MobileIron, Tangoe

· Video-conferencing - Tele-presence

· Audio/Data- conferencing - Genesys, GlobalMeet, Webex, Aruba

· Voice and Data Network service providers

Provider (From Entity): Agilent (Scope: Global) IT - Infrastructure Services Manager (John Kohl)

Recipient (To Entity): Keysight (Scope: Global) VP Information Technology (Chee-beng Lim)

Svc Loc: Multiple

Termination Trigger: Per separation schedule of the specific service

6 month notice from either party required to terminate supply of or use of the service before the End Date.

Start Date: Distribution Date

End Date: 2015-05-15

			Fee Type: Pass-thru Cost Basis: As costs are incurred, billed monthly plus 5% administration fee Cost/Month: See Note	· Agilent will provide the cost, based on 3rd-party services not yet separated, when the service starts.

A-1-6

Service Description	From Entity To Entity	Termination Trigger and End Date(1)	Service Charges and Method of Computation	Notes

3 Stabilization Services

Following system separation, Agilent will manage the stabilization period utilizing resources from both Agilent and Keysight. Both companies will make resources available to the stabilization effort. At the end of the stabilization period, Keysight will take ownership for managing stabilization and running of environment with no assistance from Agilent resources.

Provider (From Entity): Agilent (Scope: Global)

IT - Application Services Manager (Suresh Vaidyanathan) and

IT - Infrastructure Services Manager (John Kohl)

Recipient (To Entity): Keysight (Scope: Global) VP Information Technology (Chee-beng Lim)

Svc Loc: Multiple

Termination Trigger: Ends with Stabilization Exit.

-Mutual agreement required to terminate supply of or use of the service before the End Date.

Start Date: End Date of IT Separation and Support Services End Date: 2015-05-15

For the avoidance of doubt, if the IT Separation and Support Services are provided past May 15, 2015, there will be no Stablization Services provided to Keysight by

			Fee Type: Fixed Per Month Cost/Month: $1M / Month	· Keysight will own all regulatory and compliance issues related to their environment during the stabilization period.

A-1-7

Service Description	From Entity To Entity	Termination Trigger and End Date(1)	Service Charges and Method of Computation	Notes
Agilent.

4 Changed phone number recording

-Provide a new-number referral recording and/or autoforward calls for customer facing employees (as identified by both companies) whose numbers are changed to the correct company for up to six months post change.

-Retain call center phone numbers that are changed with recording for at least 12 months after change.

Provider (From Entity): Agilent

(Scope: Global) US

Agilent Network

Services Manager (Mike Schicktanz)

Recipient (To Entity): Keysight (Scope: Global) Keysight Field Operations Manager (Dave Sawtelle)

Svc Loc: Multiple

Termination Trigger: The service for individuals will terminate on April 30, 2015 or whenever the Inter-Company network link (ICL) is cut between Agilent and Keysight, whichever is first.

6 month notice from either party required to terminate supply of or use of the service before the End Date.

Start Date: Distribution Date

End Date: 2015-04-30 (Individual); 2015-10-31 (Call Centers)

			Cost/Month: No Charge	Recording and/or autoforwarding to be agreed upon by the parties. This Service is mirrored on Schedule B1 as #4.
5 2013/2014 Agilent Annual Giving	Provider (From	Termination	Cost/Month:	-As part of the Annual Giving

A-1-8

Service Description	From Entity To Entity	Termination Trigger and End Date(1)	Service Charges and Method of Computation	Notes

Campaign

Provide processing for the existing Calendar Year 2014 Agilent Giving Campaign through Agilent’s current 3rd party, JK Group.

Post Distribution Date, ARINSO will provide JK Group with payroll deduction data from both Agilent and Keysight. JK Group will continue to administer the giving campaign program.

Entity): Agilent US Giving Campaign Manager (Arlene Dickson, Cynthia Johnson) Recipient (To Entity): Keysight US Giving Campaign Manager (Judi Stoa, Terry Lincoln) Svc Loc: US

Trigger:

Terminates with the calendar year, and the end of the calendar 2014 giving campaign.

-2 month notice from either party required to terminate supply of or use of the service before the End Date.

Start Date: Distribution Date

End Date: 2014-12-31

No Charge

Campaign, employees are given the option to make a charitable donation via payroll deduction. Payroll deductions are made on a calendar year with payouts done on quarterly basis.

- At the end of each calendar quarter, JK Group summarizes data received from ARINSO on payroll deductions for charitable giving and submits an invoice to Agilent for verification and payment.

- Agilent wires money to a bank account that JK Group has established on Agilent’s behalf for payouts to the organizations selected by employees as part of the giving campaign.

-After August 1, 2014, there will be cross-company support for the administration of the payroll deductions for charitable giving. ARINSO will issue reports for Agilent and for Keysight payroll deductions and submit to JK Group.

- JK Group will continue to administer the giving campaign

A-1-9

Service Description	From Entity To Entity	Termination Trigger and End Date(1)	Service Charges and Method of Computation	Notes
program through the end of calendar 2014. ‘-Vendor: The JK Group, Inc. — P.O. Box 7174, Princeton, NJ 08543-7174

6 Provide existing Company Cars

US Car Fleet.

Provide up to 300 cars used by Keysight employees until the fleet roll-over occurs in the fall to avoid fees and disruption of re-registering vehicles in Keysight’s name.

The Services Agreement is to enable Agilent to recover any and all costs incurred by Agilent post Distribution Date in relation to vehicles used by Keysight employees where ownership is retained by Agilent. Could include, but not limited to, financing fees, charges from GE, Peninsula Ford and Ford, accidents, repairs, fines, penalties, charges, recalls, costs caused by delays in replacement vehicles etc.

Provider (From Entity): Agilent US Amercas WPS Manager - Agilent (Johanna Lacambra) Recipient (To Entity): Keysight US Americas WPS Manager - Keysight (Tony McCormick) Svc Loc: US

Termination Trigger:

Termination trigger is when all cars have been returned to Ford and final invoices and charges are settled.

-6 month notice from either party required to terminate supply of or use of the service before the End Date.

Start Date: Distribution Date

End Date: 2015-04-30

Fee Type: Transaction fee based actual costs.

Cost Basis: Recovery at cost of all car fleet costs incurred by Agilent in relation to the Keysight cars retained by Agilent post Distribution Date, plus 5% administration fee

Cost/Month: See Note

The exact number of cars will not be known until the Distribution Date due to volatility in Ford delivery schedule.

The intent of the Services Agreementis to pass through all costs to Keysight to achieve the same financial result as if the cars were in the name of Keysight from the Distribution Date.

Liability concerns are dealt with in the Separation and Distribution Agreement.

7 Provide cross-company access to	Provider (From	Termination	Cost/Month:	· Cross-company Access —

A-1-10

Service Description	From Entity To Entity	Termination Trigger and End Date(1)	Service Charges and Method of Computation	Notes

ERP, Boundary Applications, and other Business-Owned Applications

This service provides for cross-company access to the major enterprise systems (Oracle, Siebel, and other systems connected to these) and certain other applications during the period of time Agilent and Keysight systems share the same Oracle instance.

Financial Data

All Agilent and Keysight employees/contractors will retain their current cross-company WRITE access to applications through the completion of the Month-End Close of the calendar month immediately preceding the month in which the Distribution Date occurs (MEC).

After the MEC is complete, only Agilent and Keysight employees/contractors who require cross-company WRITE access to applications to perform the required duties of their roles will retain such access as defined below:

Cross-company WRITE access will be limited for applications where possible.

Entity): Agilent Scope: World-wide Agilent Corporate Controller (Solange Glaize) Recipient (To Entity): Keysight Scope: World-wide Keysight Corporate Controller (John Skinner) Svc Loc: Multiple

Trigger:

Simultaneous with termination of IT Separation and Support Services (1 above)

-6 month notice from either party required to terminate supply of or use of the service before the End Date.

Start Date: Distribution Date

End Date: 2015-05-15

No Charge

Access to applications that allows an employee/contractor of one company to access another company’s data — i.e. Agilent employees accessing Keysight data or Keysight employees accessing Agilent data

·                  WRITE Access — Access that allows an employee/contractor to change data in an application.

·                  Phase 2 Separation - The final physical separation of Agilent and Keysight IT environments and the successful completion of the stabilization period.

·                  Agilent and Keysight will continue to follow current approval and access granting processes.

·                  Agilent and Keysight will regularly monitor reports listing finance employees/contractors who have WRITE and READ or READ Only access to applications.  Those identified

A-1-11

Service Description	From Entity To Entity	Termination Trigger and End Date(1)	Service Charges and Method of Computation	Notes

Categories of employees/contractors who will retain or be granted cross-company WRITE access to applications through Phase 2 Separation include:

·                  Those performing activities necessary to support and complete the Phase 2 Separation including Distribution Day and the Physical Separation of ERP’s and Boundary Applications

·                  Those whose responsibilities are ledger based therefore cannot be restricted by business (primarily GAR;  CCO)

·                  Those booking entries in consolidation ledgers (99xx ledgers) — (primarily WWCA;  EFR; EFP&A)

·                  Those who must access applications where access cannot be limited by company

Where restriction of cross company access does not impair an employee/contractor’s ability to perform the duties of their job, such access will be removed.

Customer Master Data

For Customer Master Data Management, OU/Org specific information will be managed by each company independently.

as not requiring such access will have such access terminated.  Where monitoring is not possible, cross-company WRITE access for Keysight employees will be revoked.

·                  For customer master data:

1.              No changes will be made by either company to Customer header information in terms of data standards.

2.              No mass inactivation for Contact/Customer header information can be performed by either Keysight or Agilent until separation with the exception of the Dormancy Process. The Dormancy Process will continue as today, informing Agilent upfront on the accounts marked for inactivation.

NOTE: This service is mirrored in Schedule B1 as #4.

A-1-12

Service Description	From Entity To Entity	Termination Trigger and End Date(1)	Service Charges and Method of Computation	Notes
Non-OU specific information will continue to be shared until final system separation.

A-1-13

Schedule A-2
Agilent Long-Term Services

Service Description	From Entity To Entity	Termination Trigger and End Date(2)	Service Charges and Method of Computation	Notes

1 Vietnam Business Development

-Provide business development services to Keysight in Vietnam

a) 3 Employees to do Service and Support through 31 Dec 2014

b) 4 Employees to do Business and Application Development through 31 Dec 2015 or when the Keysight Vietnam branch offices are set up (whichever comes first).

-Service level will be similar to that currently provided.

-Service includes administrative and facilities support for the individuals performing these services.

Provider (From Entity): Agilent

Vietnam

Agilent Vietnam Service Manager (Lam Thanh Trung)

Recipient (To Entity):

Keysight

Singapore

Keysight General Manager, Southeast Asia (Lawrence Liu)

Svc Loc:

Vietnam

Termination Trigger:

Service terminates when Keysight is able to implement these services directly, December 2015 or earlier.

-6 month notice from either party required to terminate supply of or use of the service before the End Date.

Start Date: Distribution Date

End Date: 2015-12-31

			Fee Type: Fixed Cost Basis: Payroll, Taxes, and Benefits plus overhead to cover facilities and IT plus 5% administration fee Cost/Month: $35k/month	Requires at least 12 months after Singapore Legal Entity is active to establish the Vietnam branch office. Employees will need remote access to the Keysight network.
2 Santa Clara - Agilent Hardware Test	Provider (From	Termination	Fee Type:	Service Level: Provide testing, test

(2)  Termination Date is the End Date specified.  Unless otherwise noted, if a trigger is specified, the service will terminate on the earliest of satisfactory completion of the trigger and the end date as agreed by both parties.

A-2-1

Service Description	From Entity To Entity	Termination Trigger and End Date(2)	Service Charges and Method of Computation	Notes

Center

-Compliance testing for Safety, EMC and Environmental Standards

-Preparation of test results, test reports and compliance documents (Product safety, regulatory, & environmental test & compliance services)

-Usage of test facilities for self testing

Entity): Agilent

US

Agilent Qual/Reg/Med Affairs Manager (Al Rego), Santa Clara Hardware Test Center manager (Dennis Chamberlain)

Recipient (To Entity):

Keysight

US

NSSD Optics & Laser OF Manager (Ron Dickson),

NSSD Eng Services Manager (Matt Bigham)

Svc Loc:

Santa Clara, CA

Trigger: -Service length, 2 years -6 month notice from either party required to terminate supply of or use of the service ahead of End Date Start Date: Distribution Date End Date: 2016-10-31

Fixed

Cost Basis: Annual retainer, based on the fully-loaded cost of the facility and the percentage of use by Keysight, negotiated by fiscal year, billed monthly.  Includes cost plus 5% administration fee.

Cost/Month: First year costs are estimated to be $210K annually which will be paid in equal monthly increments results and test reports according to international standards; provide the services in the agreed timeframe; Execute Account Management meetings 1-2 times per year for the purpose of retrospective and mid-term planning; Execute Project meetings as applicable for the purpose of short-term project planning.

Pricing updated annually based on current fully loaded costs plus appropriate markup.

A-2-2

Service Description	From Entity To Entity	Termination Trigger and End Date(2)	Service Charges and Method of Computation	Notes

3 Little Falls Hardware Test Center

-Compliance Testing for Safety, EMC and Environmental Standards

-Preparation of compliance documents for the CSA certification

-Usage of test facilities for self testing

Provider (From Entity): Agilent

US

Agilent Little Falls Site Quality Engineer (Joe Wyan)

Recipient (To Entity):

Keysight

US

Keysight Electronic Test Division Quality Manager (Ed Elowson)

Svc Loc:

Little Falls, DE

Termination Trigger:

-Service length, 2 years

-6 month notice from either party required to terminate supply of or use of the service ahead of End Date

Start Date: Distribution Date

End Date: 2016-10-31

Fee Type: Fixed

Cost Basis:

Annual retainer, based on the fully-loaded cost of the facility and the percentage of use by Keysight, negotiated by fiscal year, billed monthly.  Includes cost plus 5% administration fee.

Cost/Month: First year costs are estimated to be $24K annually which will be paid in equal monthly

Pricing updated annually based on current fully loaded costs plus appropriate markup.

A-2-3

Service Description	From Entity To Entity	Termination Trigger and End Date(2)	Service Charges and Method of Computation	Notes
increments

4 Event Reporter

-Retransmit Event Reporter events received through the Agilent.com domain to the Keysight.com domain.  All events will be mirrored.  Keysight will be responsible for separating and loggin Keysight-intended messages.

Provider (From Entity): Agilent Colorado Springs

US

Agilent Network

Services Manager

(Mike Schicktanz); Arjen VanNoppen

Recipient (To Entity):

Keysight IT, Colorado Springs

US

Keysight Network Services Manager (); Rick Haugen

Svc Loc:

Colorado Springs

		Termination Trigger: No Trigger event. May not be terminated before the End Date without consent. Start Date: Distribution Date End Date: 2021-10-31	Cost/Month: No Charge

The solution architecture leverages  existing Agilent’s jumpstation architecture that is currently the “end point” for an estimated 750,000 Agilent software seats.  This service is necessary because it will take time to update Keysight client installations with a Keysight specific jumpstation URL’s.  The total application traffic is about 7000 hits per year.  The usage of the transfer mechanism between Agilent and Keysight is expected to diminish over time as Keysight products are discontinued or updated to the Keysight specific jumpstation URL.   Engineering has agreed that if traffic still exists at the termination of this agreement would contain information from software so old, that it would be valueless.

5 Agilent to Keysight web cross linkages and JumpStation Agilent will provide the following web linkages from the Agilent.com website to	Provider (From Entity): Agilent Web US Agilent Customer	Termination Trigger: The earlier of the End Dates specified for each individual	Cost/Month: No Charge	-Jumpstation: Programmatic redirect e.g. www.agilent.com/find/xxx is automatically redirected by Agilent to

A-2-4

Service Description	From Entity To Entity	Termination Trigger and End Date(2)	Service Charges and Method of Computation	Notes

the Keysight.com website:

·                  Agilent.com Home Page Hero Image on the seventh spot of the Hero section

·                  Agilent.com Home Page Keysight Banner below the Hero section, a highly visible banner and message, and a link to the Keysight.com home page.

·                  Agilent.com Mega Menu fly-out links in the Product and the Services and Support sections of the site-wide navigation fly-out.

·                  Agilent.com Search:

·                  A clear, visible static text message located above the fold on the search results page.

·                  Agilent search to return a unique, predefined Keysight search result link for all predefined Keysight keywords (mostly model number and exclusive Test and Measurement terms)

·                  Agilent.com link to the Keysight.com home page on the standard site-wide footer section

·                  Domain & Link continuity — DNS aliasing for approximately 150 domains

·                  Domain & Link continuity —

Website Managers (Mike Mihojevich, John Roberts) Recipient (To Entity): Keysight Web US Keysight Customer Website Manager (Carl Daw) Svc Loc: US

service listed below and the satisfactory completion of the metrics listed for each service.

May not be terminated before the Termination Trigger above without consent.

Start Date: Distribution Date

End Date: 2021-07-31 for the longest service

Hero Image: 2014-11-30; fixed date, no metrics required

Keysight Banner:  2015-07-31 or when customer usage falls to 10% of established September 2014

www.keysight.com/find/xxx

-Hero Images: One of the 7 images that cycles at the top of the page, and its menu button

-Keysight Banner: The full-width banner with the Keysight logo below the Hero Images.

-Product Flyout:  The flyout pages that shows when “Products” is clicked in the menu.  This will contain one link to Keysight.

-Search: Support to search for Keysight products.

Note: This service is mirrored on Schedule B2 as #10.

A-2-5

Service Description	From Entity To Entity	Termination Trigger and End Date(2)	Service Charges and Method of Computation	Notes

Jumpstation/URL continuity

·                  Continuity implemented to point Jumpstations/URLS to the same Keysight rewrite machine.

·                  Continuity implemented for all /find, /see, /comms jumpstations

·                  Continuity implemented for approximately 150 /go jumpstations reviewed and approve by both companies.

·                  Continuity for a limited list of URLs agreed to by both companies.

baseline

Mega Menu Fly-out: 2016-07-31 or when customer usage falls to 10% of established September 2014 baseline

Search: 2017-07-31 or when customer usage falls to 10% of established September 2014 baseline

Footer Link: 2016-07-31 or when customer usage falls to 10% of established September 2014 baseline

All Domain & Link Continuity: 2021-07-31; fixed date, no metrics required

A-2-6

Service Description	From Entity To Entity	Termination Trigger and End Date(2)	Service Charges and Method of Computation	Notes

6 Administration of Non-Transferrable Commerical and Government Invoices, Orders, and Contracts

Provide the administrative processes (Order Management, Supply Chain, Trade Shipment and Logistics, Invoicing, Collections, and Financial Accounting) in support of business belonging to Keysight that cannot be immediately assigned.

This service implements both contracts administration and the Interim State processes known as:

-                    Invoice Refusal

-                    Order Refusal

-                    Offer Refusal

- For unassignable contracts, Agilent must honor all obligations included in each Contract and PO that is not allowed to be transferred

- Agilent will subcontract Keysight to provide this service.

- Keysight maintains the warranty liability

Provider (From Entity): Agilent

Agilent Field Operations and Contracts Managers (Reed Breland, Andrea Holmes)

Recipient (To Entity):

Keysight

Keysight Field Operations and Contracts Managers (Dave Sawtelle, David Propp)

Svc Loc:

Multiple locations

Termination Trigger:

-This service terminates once the Contracts / POs are invoiced and collected.

-6 month notice from either party required to terminate supply of or use of the service ahead of End Date

Start Date: Distribution Date

End Date: 2015-10-31

Fee Type: Transaction Cost Basis: - 5% administration fee attached to each order processed. Cost/Month: Monthly cost determined by the order flow.

- Manufacturing , Delivering, and Invoicing and Collection of Agilent products ordered through Contracts / POs placed to Agilent that are not transferred to Keysight (Customer does not accept to transfer the Contract / PO)

-Closed Contracts / POs already delivered, invoiced and collected that are under 3-5 years warranty

Administration fee implemented through an equivalent discount applied to orders that Agilent places on Keysight to fullfill the service.

7 Webex Recordings -In the event that Cisco is not able to provide a utility to migrate certain	Provider (From Entity): Agilent - IT Global IT - End User	Termination Trigger: -Successful migration of the	Cost/Month: No Charge	This service is limited to a specified list of <number of recordings> session recordings, to be determined.

A-2-7

Service Description	From Entity To Entity	Termination Trigger and End Date(2)	Service Charges and Method of Computation	Notes
recorded webex sessions from the Agilent webex Site to the Keysight webex Site, Agilent will continue to make those recordings available on the Agilent Site.	Computing Manager (Patrick Fleig) Recipient (To Entity): Keysight - IT Global VP Information Technology (Chee-beng Lim) Svc Loc: Global listed recordings to the Keysight Webex Site (or other repository) or 1 year from the Start Date.

-6 month notice from either party required to terminate supply of or use of the service ahead of End Date

Start Date: Distribution Date

End Date: 2015-10-31

A-2-8

Schedule B-1
Keysight Short-Term Services

Service Description	From Entity To Entity	Termination Trigger and End Date(3)	Service Charges and Method of Computation	Notes

1 External Temporary Workers for Phase 2

Keysight will provide temporary resources, mainly in the CCC and OF, to backfill and free up the knowledge experts related to “Design, testing, implementing and stabilizing the business & IT application”. These resources will do administrative work and handle customer interactions until such time as the design, testing, implementing, and stabilization for Phase 2 is complete.

Provider (From Entity): Keysight US VP Corporate Services (Hamish Gray) Recipient (To Entity): Agilent US IT - Application Services Manager (Suresh Vaidyanathan) Svc Loc: Multiple

Termination Trigger:

This service terminates with IT Separation and Support Services, Schedule A1, #1.

-3 month notice from either party required to terminate supply of or use of the service before the End Date.

Start Date: Distribution Date

End Date: 2015-05-15

			Fee Type: Fixed Cost Basis: Estimated cost of temporary resources plus 5% administration fee Cost/Month: $375k / Month ($1.5 million total)	Agilent will pay for the temporary resources supplied.
2 Business Communications Manager access	Provider (From Entity): Keysight Scope: Multiple call	Termination Trigger: Service terminates	Cost/Month: No Charge	-Both companies share the existing BCM environment today -Agilent is moving off and going to new

(3)  Termination Date is the End Date specified.  Unless otherwise noted, if a trigger is specified, the service will terminate on the earliest of satisfactory completion of the trigger and the End Date as agreed by both parties.

B-1-1

Service Description	From Entity To Entity	Termination Trigger and End Date(3)	Service Charges and Method of Computation	Notes
Provide access to current Business Communications Manager (BCM) call routing instances until the systems are separated.	center sites IT Program Manager (Larry Lopez) Recipient (To Entity): Agilent Scope: Multiple call center sites Field Operations Manager (Reed Breland) Svc Loc: Multiple

when the last remaining shared call center BCM instance is separated.

-3 month notice from either party required to terminate supply of or use of the service before the End Date.

Start Date: Distribution Date

End Date: 2015-01-31

Extendable by one month to 2015-02-28 if Agilent EMEA deployment of BCM slips off schedule.

environments in Singapore and Germany

-Deployment dates anticipated:

·                  SAPK (month in which Distribution Date occurs)

·                  India (month following the month in which the Distribution Date occurs)

·                  EMEA (two months following the month in which the Distribution Date occurs)

3 Changed phone number recording

—Provide a new-number referral recording and/or autoforward calls for customer facing employees (as identified by both companies) whose numbers are changed to the correct company for up to six

	Provider (From Entity): Keysight (Scope: Global) US Keysight Network Services Manager	Termination Trigger: The service for individuals will terminate on April 30, 2015 or whenever the Inter-	Cost/Month: No Charge	Recording and/or autofording to be agreed upon by the parties. This Service is mirrored on Schedule A1 as #5.

B-1-2

Service Description	From Entity To Entity	Termination Trigger and End Date(3)	Service Charges and Method of Computation	Notes
months post change. -Retain call center phone numbers that are changed with recording for at least 12 months after change	Recipient (To Entity): Agilent (Scope: Global) US Agilent Field Operations (Reed Breeland) Svc Loc: US

Company network link (ICL) is cut between Agilent and Keysight, whichever is first.

-6 month notice from either party required to terminate supply of or use of the service before the End Date.

Start Date: Distribution Date

End Date: 2015-04-30 (Individual);

2015-10-31 (Call Centers)

4 Provide cross-company access to ERP, Boundary Applications, and other Business-Owned Applications

This service provides for cross-company access to the major enterprise systems (Oracle, Siebel, and other systems connected to these) and certain other applications during the period of time Agilent and Keysight systems share the same Oracle instance.

	Provider (From Entity): Keysight Scope: World-wide Keysight Corporate Controller (John Skinner) Recipient (To Entity): Agilent	Termination Trigger: Final system separation. -6 month notice from either party required to terminate supply of or use of the service before the End	Cost/Month: No Charge

·                  Cross-company Access — Access to applications that allows an employee/contractor of one company to access another company’s data — i.e. Agilent employees accessing Keysight data or Keysight employees accessing Agilent data

·                  WRITE Access — Access that allows an employee/contractor to change data in an application.

B-1-3

Service Description	From Entity To Entity	Termination Trigger and End Date(3)	Service Charges and Method of Computation	Notes

Financial Data

All Agilent and Keysight employees/contractors will retain their current cross company WRITE access to applications through the completion of the Month-End Close of the calendar month immediately preceding the month in which the Distribution Date occurs (MEC).

After the MEC is complete, only Agilent and Keysight employees/contractors who require cross-company WRITE access to applications to perform the required duties of their roles will retain such access as defined below:

Cross-company WRITE access will be limited for applications where possible.  Categories of employees/contractors who will retain or be granted cross-company WRITE access to applications through Phase 2 Separation include:

·                  Those performing activities necessary to support and complete the Phase 2 Separation including Distribution Day and the Physical Separation of ERP’s and Boundary Applications

·                  Those whose responsibilities are ledger based therefore cannot be restricted by business (primarily GAR;  CCO)

	Scope: World-wide Agilent Corporate Controller (Solange Glaize) Svc Loc: Multiple	Date. Start Date: Distribution Date End Date: 2015-05-15

·                  Phase 2 Separation - The final physical separation of Agilent and Keysight IT environments and the successful completion of the stabilization period.

·                  Agilent and Keysight will continue to follow current approval and access granting processes.

·                  Agilent and Keysight will regularly monitor reports listing finance employees/contractors who have WRITE and READ or READ Only access to applications.  Those identified as not requiring such access will have such access terminated.  Where monitoring is not possible, cross-company WRITE access for Keysight employees will be revoked.

·                  For customer master data:

3.              No changes will be made by either company to Customer header information in terms of data standards.

4.              No mass inactivation for Contact/Customer header information can be performed by either Keysight or Agilent until separation with the exception of the Dormancy Process. The

B-1-4

Service Description	From Entity To Entity	Termination Trigger and End Date(3)	Service Charges and Method of Computation	Notes

·                  Those booking entries in consolidation ledgers (99xx ledgers) — (primarily WWCA;  EFR; EFP&A)

·                  Those who must access applications where access cannot be limited by company

Where restriction of cross company access does not impair a finance employee/contractor’s ability to perform the duties of their job, such access will be removed.

Customer Master Data

For Customer Master Data Management, OU/Org specific information will be managed by each company independently.  Non-OU specific information will continue to be shared until final system separation.

Dormancy Process will continue as today, informing Agilent upfront on the accounts marked for inactivation. NOTE: This service is mirrored in Schedule A1 as #8.

5 Deliver Update to P500 Processor Board

The P500 is an instrument processessor board shared by Agilent and Keysight.  This service is to deliver engineering drawings and know-how to Agilent

-Fix the LAN PHY-layer end of life issue.

-Transfer hardware, firmware, knowledge to Agilent

-Keysight common parts designed into

	Supplier (From Entity): EMG US Keysight TLO Common Development Engineering Services Manager (Ted Lancaster) Receiver (To	Termination Trigger: -Delivery of engineering CAD drawings and firmware -6 month notice from either party required to terminate supply of or use of the service	Cost/Month: No Charge

·                  The P500 LAN PHY EOL replacement work will be done by a 3rd party. Agreement by 3rd party to support Agilent’s updated board will occur before split.

·                  Delivery of the design changes and testing will be done post-split at a time to be agreed. This will need to be included in the SLA with the 3rd party.

·                  The deliverables include: Updated

B-1-5

Service Description	From Entity To Entity	Termination Trigger and End Date(3)	Service Charges and Method of Computation	Notes
LDA Instruments	Entity): CAG US Luke Visser, Koji Ishizuka Svc Loc: US	before the End Date. Start Date: Distribution Date End Date: 2015-12-31		P500 board with new LAN PHY and SW driver. Luke Visser is responsible to put changes into Linux BSP. SW changes for Koji Ishizuka’s team will be delivered through the 3rd party.

B-1-6

Schedule B-2
Keysight Long-Term Services

Service Description	From Entity To Entity	Termination Trigger and End Date(4)	Service Charges and Method of Computation	Notes

1 Santa Clara - Model Shop services

Machining & building prototype parts and modules in support of NPI’s. Services provided to users at the Santa Clara Site.  Includes Model shop, mechanical engineering capability.

Provider (From Entity): Keysight Santa Clara Site US NSSD Eng Services Manager (Matt Bigham) Recipient (To Entity): Agilent Santa Clara Site US Multiple Svc Loc: Santa Clara, CA

Termination Trigger:

-Service length, 2 years

-6 month notice from either party required to terminate supply of or use of the service ahead of End Date

Start Date: Distribution Date

End Date: 2016-10-31

			Fee Type: Pay For Use Cost Basis: Pay for hours used at the hourly rate applied to Keysight divisions plus 5% administration fee Cost/Month: Est. $80k per month	Billing rate usually stable for 2-3 years and is competitive with outside shops
2 Santa Clara - Electronic services -Includes: 1) Surface Mount (SMT) prototyping services: fast turn, small quantity Printed Circuit Assembly builds to verify designs. Most components supplied. RoHS	Provider (From Entity): Keysight Santa Clara Site US NSSD Eng Services Manager (Matt Bigham)	Termination Trigger: -Service length, 2 years -6 month notice from either party required to	Fee Type: Pay For Use Cost Basis: Pay for hours used at the hourly rate	Existing design libraries used.

(4)  Termination Date is the End Date specified.  Unless otherwise noted, if a trigger is specified, the service will terminate on the earliest of satisfactory completion of the trigger and the End Date as agreed by both parties.

B-2-1

Service Description	From Entity To Entity	Termination Trigger and End Date(4)	Service Charges and Method of Computation	Notes

compliant. Services to be provided to users at Santa Clara Site.

2) Printed Circuit Board Design and Layout services: board layout utilizing Mentor with Valor verification and existing design libraries. Services to be provided to users at Santa Clara Site.

	Recipient (To Entity): Agilent Santa Clara Site US Multiple Svc Loc: Santa Clara, CA	terminate supply of or use of the service ahead of End Date Start Date: Distribution Date End Date: 2016-10-31	applied to Keysight divisions plus 5% administration fee Cost/Month: Est. $30k per month

3 Santa Clara - Subscriptions

-Includes:

1) Engineering Shop: Equipment for use by engineers when developing product designs.

2) Lab stock services: miscellaneous parts and development supplies provided to users to save time and enable rapid prototyping. Services provided to users at Santa Clara Site.

Provider (From Entity): Keysight Santa Clara Site US NSSD Eng Services Manager (Matt Bigham) Recipient (To Entity): Agilent Santa Clara Site US Multiple Svc Loc: Santa Clara, CA

Termination Trigger:

-Service length, 2 years

-6 month notice from either party required to terminate supply of or use of the service ahead of End Date

Start Date: Distribution Date

End Date: 2016-10-31

			Fee Type: Subscription Cost Basis: Card access-based subscription at the rate applied to Keysight divisions plus 5% administration fee Cost/Month: Est. $40k per month	1) Access to equipment to machine parts. 2) Access to common lab stock parts and supplies. Non-stocked parts available upon request from users, billed separately.
4 Santa Clara - Mechanical design/drafting services Documenting of new designs and	Provider (From Entity): Keysight Santa Clara Site US	Termination Trigger: -Service length, 2 years	Fee Type: Pay For Use Cost Basis:	Access to drawing files (e.g. Matrix One) is required.

B-2-2

Service Description	From Entity To Entity	Termination Trigger and End Date(4)	Service Charges and Method of Computation	Notes
modification of existing ones utilizing approved 2D/3D Software tools. Services to be provided to users at Santa Clara Site.	NSSD Eng Services Manager (Matt Bigham) Recipient (To Entity): Agilent Santa Clara Site US Multiple Svc Loc: Santa Clara, CA	-6 month notice from either party required to terminate supply of or use of the service ahead of End Date Start Date: Distribution Date End Date: 2016-10-31	Pay for hours used at the hourly rate applied to Keysight divisions plus 5% administration fee Cost/Month: Est. $7.5k per month
5 Santa Clara - ESD auditing & consulting services Conduct periodic Electrostatic Discharge audits & identify problems requiring correction. Services provided to users at Santa Clara Site.	Provider (From Entity): Keysight Santa Clara Site US NSSD Eng Services Manager (Matt Bigham) Recipient (To Entity): Agilent Santa Clara Site US Multiple Svc Loc: Santa Clara, CA

Termination Trigger:

-Service length, 2 years

-6 month notice from either party required to terminate supply of or use of the service ahead of End Date

Start Date: Distribution Date

End Date: 2016-10-31

			Fee Type: Pay For Use Cost Basis: Annual charge based on frequency of use and the fully-loaded cost of the service plus 5% administration fee Cost/Month: Est. $0	Research Products Division is the only current user of the service.
6 Boeblingen - Keysight Hardware Test	Provider (From	Termination	Fee Type: Pay

B-2-3

Service Description	From Entity To Entity	Termination Trigger and End Date(4)	Service Charges and Method of Computation	Notes

Center

-Compliance Testing for Safety, EMC and Environmental Standards

-Preparation of compliance documents for the CSA certification, including hosting CSA witness testing (WMTC)

-Usage of test facilities for self testing

	Entity): Keysight Germany HTC and Regulations Manager (Hans-Martin Fischer) Recipient (To Entity): Agilent Germany Dieter Hass (Waldbronn); Carlo Dipietromaria (Torino) Svc Loc: Boeblingen	Trigger: -Service length, 2 years -6 month notice from either party required to terminate supply of or use of the service ahead of End Date Start Date: Distribution Date End Date: 2016-10-31

for Use

Cost Basis:

Hourly rate based on the fully-loaded hourly cost of the service plus 5% administrative fee

Cost/Month: -Compliance testing services:  EURO 190.00/hour

-Use of HTC facility:  EURO 110.00/hour

-Billed Monthly

7 Penang - Keysight Hardware Test Center

-Product Compliance testing for EMC, Environmental and Safety according to International standards;

-Host CSA witness testing (WMTC);

-Preparation of associated product

	Provider (From Entity): Keysight Malaysia Ong Keat Teong Recipient (To Entity): Agilent	Termination Trigger: -Service length, 2 years -6 month notice from either party required to terminate supply of	Fee Type: Fixed Cost Basis: Annual rate based on the fully-loaded annual cost of

For each Agilent request for services, Keysight will:

· Creat a project with associated reference number to be used for future communication;

· Assign a project manager to advise Agilent when the services will start and be completed.

B-2-4

Service Description	From Entity To Entity	Termination Trigger and End Date(4)	Service Charges and Method of Computation	Notes

compliance Technical Documentation

-Service level: The total guaranteed access to the Keysight services under this agreement shall not exceed 424 hours per calendar quarter.

-Provide mechanical measurement and calibration services.

-Up to a maximum of two “Goldcard” requests are available each calendar month which guarantee immediate access to Keysight services to accommodate urgent requests from Agilent.

	Malaysia Janet Chua Svc Loc: Penang	or use of the service ahead of End Date Start Date: Distribution Date End Date: 2016-10-31	the service plus 5% administrative fee Cost/Month: For FY15 $484k or $40.3k/month

· Provide the services in the agreed timeframe.

· Provide the services according to the agreed scope of work.

· Contact Agilent should any issues arise during the delivery of the services.

· Provide testing, test results and test reports according to international standards.

Execute Account Management meetings 1-2 times per year for the purpose of retrospective and mid-term planning

Billing will be managed by Keysight WCSS.

8 Hachioji - Keysight Hardware Test Center -Access to use Keysight Hachioji Hardware Test Center walk-in chamber and EMI chamber.	Provider (From Entity): Keysight Japan HSTD Quality Manager (Toshiyuki Kawaji) Recipient (To Entity): Agilent Japan SPSD Quality Manager (Shunichiro Cho) Svc Loc: Hachioji

Termination Trigger:

-Service length, 2 years

-6 month notice from either party required to terminate supply of or use of the service ahead of End Date

Start Date: Distribution Date

End Date: 2016-10-31

Fee Type: Fixed Cost Basis: Annual rate based on the fully-loaded annual cost of the service plus 5% administrative fee Cost/Month: For FY15, estimated to be $708 per month

B-2-5

Service Description	From Entity To Entity	Termination Trigger and End Date(4)	Service Charges and Method of Computation	Notes
9 Printed Circuit Board Design -Printed Circuit Board Design and Layout services in China	Provider (From Entity): Keysight Chengdu China Keysight CID General Manager (Brian LeMay) Recipient (To Entity): LDA Shanghai China Agilent Labs R&D Manager (Shi-Fen Xu) Svc Loc: Shanghai

Termination Trigger:

-Service length, 2 years

-6 month notice from either party required to terminate supply of or use of the service ahead of End Date

Start Date: Distribution Date

End Date: 2016-10-31

			Fee Type: Pay For Use Cost Basis: Pay for hours used at the hourly rate applied to Keysight divisions plus 5% administration fee Cost/Month: See Note	Access to common library parts is required. Billed monthly as used.
10 Keysight to Agilent web cross linkage Keysight will provide a link to the Agilent.com home page on the Keysight.com standard site-wide footer section.	Provider (From Entity): Keysight Web US Customer Website Manager (Carl Daw) Recipient (To Entity): Agilent Web US Customer Website	Termination Trigger: The earlier of End Date below or when customer usage falls to 10% of the established September 2014 baseline. May not be terminated before the Termination	Cost/Month: No Charge

Keysight will implement user click-through metrics collection to establish a September, 2014 baseline and ongoing metrics to determine service duration and termination trigger.

Note: This service is mirrored on Schedule A2 as #5.

B-2-6

Service Description	From Entity To Entity	Termination Trigger and End Date(4)	Service Charges and Method of Computation	Notes
	Managers (Mike Mihojevich, John Roberts) Svc Loc: US	Trigger above without consent. Start Date: Distribution Date End Date: 2016-07-31

11 VOSCAL Services to CAG

-The EMG (WCSS) VOSCAL team work with the Agilent Chemical Aanalysis  Group in Wilmington, DE, to provide a Volume On-site Calibration service twice per year

-Separate service agreement with WCSS

-2 campaigns per year; first campaign under this service will be January 2015

	Provider (From Entity): Keysight US Ann Marie Crosbie / Tom Ludden / Carol Fagnano Recipient (To Entity): Agilent US Southeast Asia Manufacturing Manager (Chow Woai-Sheng) Svc Loc: Mulitple	Termination Trigger: No Trigger Event -6 month notice from either party required to terminate supply of or use of the service ahead of End Date Start Date: Distribution Date End Date: 2016-10-31	Fee Type: 6-12 month subscription Cost Basis: Cost will be computed as fully-loaded Standard Cost plus 5% administrative fee. Cost/Month: Invoiced per VOSCAL campaign agreement.	Quoting and Invoicing will be based on standard Keysight (WCSS) processes for VOSCAL campaigns.
12 Repair and Calibration services for Test & Measurement testers (WCSS) Repair and Calibration services for Test & Measurement testers for Agilent through the Penang, Mulgrave, and Singapore	Provider (From Entity): Keysight Penang, Mulgrave, Singapore Ann Marie Crosbie	Termination Trigger: End Date below. -6 month notice from either party	Fee Type: Transaction Cost Basis: Cost will be computed as	Use the standard repair and calibration prices for each instrument. · Mix of instruments includes a significant MV element in some locations, so prices are on application and will depend on the

B-2-7

Service Description	From Entity To Entity	Termination Trigger and End Date(4)	Service Charges and Method of Computation	Notes
service centers, including the use of Infoline services and management of any vendor services as required.	Recipient (To Entity): Agilent Penang, Mulgrave, Singapore Southeast Asia Manufacturing Manager (Chow Woai-Sheng) Svc Loc: Multiple	required to terminate supply of or use of the service ahead of End Date Start Date: Distribution Date End Date: 2016-10-31

fully-loaded Standard Cost plus 5% administrative fee.  .  Invoicing will be completed on a “list less 30% discount” basis to approximate the above cost basis.

Cost/Month:

Invoicing will be on a per-incident/ Service Volume Agreement basis, based on services requested supplier carrying out the repair/calibration. · A specific discount will be applied to each Service Order to bring the final costs to a level approximating Cost+ approach.
14 ECAD support to R&D LSG (WAD, Germany) Support Agilent engineers until new Agilent ECAD engineer is capable. Train newly hired ECAD engineer: Determine training plan, set objectives	Provider (From Entity): Keysight Germany Bernd Maisenbacher Recipient (To Entity):	Termination Trigger: -Agreement from both parties that training is complete requied to terminate earlier than End	Fee Type: Fixed Cost Basis: 20K$ / quarter Cost/Month:	- Ralf M. to provide deep level support and training Agilent. - Estimate training will take nine months from the new ECAD engineer’s hire date.

B-2-8

Service Description	From Entity To Entity	Termination Trigger and End Date(4)	Service Charges and Method of Computation	Notes
and schedule, implement	Agilent IT / WAD Germany Vineet Gupta / Thomas Doerr Svc Loc: Germany	Date. -6 month notice from either party required to terminate supply of or use of the service ahead of End Date Start Date: Distribution Date End Date: 2015-07-31	6.6K$ / month

B-2-9

Exhibit I
Services Managers

1.              Initial Keysight Services Manager:  Hamish Gray

2.              Initial Agilent Services Manager:  Mark Allen

I-1